Exhibit 21


                  Subsidiaries of Vornado Operating Company





            AmeriCold Logistics II, LLC          Delaware
            AmeriCold Logistics, LLC             Delaware
            Americold Services Corporation       Delaware
            Americold/Offult, L.L.C.             Oregon
            AMLOGCANADA, Inc.                    Canada
            Carmar Industries, L.L.C.            Missouri
            Distribution Development, L.L.C.     Delaware
            Inland Quarries, L.L.C.              Delaware
            KC Underground, L.L.C.               Delaware
            VC Carthage, L.L.C.                  Delaware
            VC Logistics, L.L.C.                 Delaware
            VC Omaha Texas, L.L.C.               Delaware
            VC Superior, L.L.C.                  Delaware
            VC Texas, L.P.                       Delaware
            Vornado Crescent Logistics
            Operating Partnership                Delaware
            Vornado Operating L.P.               Delaware